Exhibit 99.1

Consent of E. Gail de Planque

I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to being named as a nominee to the board of directors of EnergySolutions, Inc. (the “Company”) as contemplated in the Company’s Registration Statement on Form S-1 (File No. 333-141645), as the same may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: October 30, 2007	/S/ E. GAIL DE PLANQUE